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                                                                    EXHIBIT 99.3

                             LETTER OF TRANSMITTAL


     This Letter of Transmittal relates to the ownership of the partnership interests listed below and the transfer of such holder's/holders' rights, title and interest in such partnership interests listed below. This Letter of Transmittal should be completed, signed and submitted to the Exchange Agent appointed by Canaan Energy Corporation as follows:

                                 UMB Bank, N.A.
                                P.O. Box 410064
                        Kansas City, Kansas  64141-0064
                            Phone: (___) ____-_____
                             Fax:  (___) ____-_____

     In connection with the Plan of Combination dated ___________, 2000, described in the Prospectus/Proxy Statement of Canaan Energy Corporation dated ___________, 2000 ("Prospectus"), subject to the closing of the transactions described therein, the undersigned hereby surrenders the partnership interests listed below to Canaan Energy Corporation ("CEC") in exchange for the consideration described in the Prospectus; provided, however, if the undersigned has elected to receive cash, the undersigned hereby assigns and transfers to CEC all right, title and interest in the shares of CEC common stock otherwise issuable to the undersigned in exchange for such cash payment.

     IMPORTANT: The Instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is executed.

     IMPORTANT: This Letter of Transmittal and all other documents required hereby should be delivered to _____ before the combined special meeting of the Partnerships which is scheduled for ________, 2000.

REPRESENTATIONS AND WARRANTIES OF UNDERSIGNED
---------------------------------------------

     The undersigned hereby represents warrants that the undersigned has full power and authority to submit, sell, assign, and transfer the partnership interests listed below, and that the partnership interests are free and clear of all liens, charges and encumbrances and are not subject to any adverse claim. The undersigned will, upon request, execute any additional documents necessary or desirable, as determined by CEC, to surrender the partnership interests listed below.

     All authority herein conferred shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding on the hers, personal representatives, successors and assigns of the undersigned.

     The undersigned understands that the surrender of the partnership interests herein is not made in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal, duly completed and signed, together with all accompanying evidences of authority in form satisfactory to CEC and the Exchange Agent.
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PARTNERSHIP INFORMATION
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(Partnership Information Label)

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-------------------------------                   ---------------------------
(Signature)                                                (Date)

-------------------------------                  ----------------------------
(Name-please print)                                   (Daytime Phone Number)

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(Signature of Joint Tenant, if applicable)

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(Name of Joint Tenant, if applicable)


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              TAXPAYER IDENTIFICATION NUMBER SUBSTITUTE FORM W-9

Please provide your Taxpayer Identification Number and simply sign and date below. For most individual taxpayers, the Taxpayer Identification Number is such person's Social Security Number.

_______________________________
(Taxpayer Identification Number)

Certification--Under the penalties of perjury, I certify that: (i) the number provided is my correct taxpayer identification number, and (ii) I am not subject to backup withholding because (a) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

Dated:_______________  Sign Here:_________________________________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS INFORMATION WILL RESULT IN BACKUP WITHHOLDING ON PAYMENTS DUE TO YOU. SEE INSTRUCTIONS 2 AND 3 BELOW.
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INSTRUCTIONS
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1.   DELIVERY OF LETTERS OF TRANSMITTAL.

     The method of delivery of this Letter of Transmittal is at your option and risk, but, if sent by mail, certified mail is suggested.

2.   SIGNATURES.

     The signature (or signatures, in the case of partnership interests owned by two or more joint holders) on this Letter of Transmittal should correspond exactly with the name(s) of the registered holder(s) as indicated in the Partnership Information section of this Letter of Transmittal.

3.   31% BACKUP WITHHOLDING.

     Under federal income tax law, a payer must generally withhold 31% of interest, dividends and certain other payments if the payee fails to furnish such payer with the correct Taxpayer Identification Number or is otherwise subject to backup withholding. Certain penalties may also apply. For most individual taxpayers, the Taxpayer Identification Number is such person's Social Security Number. The registered holder should provide the Taxpayer Identification Number and the certification in the "TAXPAYER IDENTIFICATION NUMBER" BOX ABOVE. The payee must cross out Subpart (ii) of the certification if the Internal Revenue Service has notified the payee that he or she is subject to backup withholding due to the under reporting of dividends or interest on the payee's tax returns and the payee has not received notice from the Internal Revenue Service advising that backup withholding has terminated.

4.   QUESTIONS.

     If you have any questions regarding any instruction or procedure in this Letter of Transmittal, you should contact __________________ of CEC at (405) 232-3222 or _____________________ at UMB Bank, N.A. at (___) ___-____.

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